Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

3D Systems Corporation
Rock Hill, South Carolina

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-165053) and Form S-8 (Nos. 333-123227, 333-83680, 333-62776, 333-79767, 333-11865 and 333-115642) of 3D Systems Corporation of our report dated October 8, 2010, relating to the consolidated financial statements of Provel S.r.l., which appear in this Form 8-K.

/s/ Bruno Anzani
BDO S.p.A.
Turin, Italy

October 26, 2010